Exhibit 10.1

FIRST AMENDMENT TO

EXECUTIVE CHANGE OF CONTROL AGREEMENT

WHEREAS, Atwood Oceanics, Inc., a Texas corporation (the “Company”), and [            ] (the “Executive”) are party to that certain Executive Change of Control Agreement effective as of May 24, 2012 (the “Agreement”); and

WHEREAS, in connection with the promotion of the Executive, the Company desires to amend the terms of the Agreement to increase the potential severance payment thereunder; and

WHEREAS, pursuant to Section 7.4 of the Agreement, the Agreement may be amended by a written instrument signed by the parties thereto; and

WHEREAS, the Executive hereby consents to the amendment of the Agreement as provided herein (the “Amendment”);

NOW, THEREFORE, the Agreement is hereby amended, effective as of January 1, 2015, as follows:

1.	Section 3.3(a)(ii) of the Agreement is hereby amended to read as follows:

“(ii) in lump sum on the sixtieth (60th) day after the Date of Termination, an amount equal to [2.5/2.75] times the sum of (1) the Executive’s Annual Salary, plus (2) the Executive’s Target Annual Bonus.”

2.	All other provisions of the Agreement shall remain the same and are hereby ratified.

EXECUTIVE	ATWOOD OCEANICS, INC.

By:
[Name]		[Name]
[Title]